                                                                     Exhibit 3.3

                                    BYLAWS
                                      OF
                             MASTER GRAPHICS, INC.
                              (THE "CORPORATION")

                                   ARTICLE I
                       OFFICES, FISCAL YEAR AND RECORDS

     1.1  Registered Office. The registered office of the Corporation shall be
          -----------------
in the City of Memphis, County of Shelby, State of Tennessee until otherwise established by resolution of the Board of Directors and a certificate certifying the change is filed in the manner provided by statute.

     1.2  Other Offices. The Corporation may also have offices at such other
          -------------
places within or without the State of Tennessee as the Board of Directors may from time to time determine or the business of the Corporation may require.

     1.3  Fiscal Year. The fiscal year of the Corporation shall end on the 31st
          -----------
of December in each year unless the Board of Directors shall authorize another fiscal year end.

                                  ARTICLE II
                                 SHAREHOLDERS

     2.1  Annual Meeting. The annual meeting of the shareholders of the
          --------------
Corporation for the election of Directors and the transaction of any business as may properly be brought before the meeting shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate act. At the annual meeting, the shareholders shall consider only such business as shall have been proposed by the board of directors for consideration at such meeting or shall have been proposed by a shareholder pursuant to the terms and conditions of Section 2.7.
                                                                  -----------

     2.2  Special Meeting.  Subject to any rights of the holders of any series
          ---------------
of Preferred Stock with respect to such series of Preferred Stock, the Corporation shall hold a special meeting of shareholders only in the event (a) the Board of Directors of the Corporation or the President of the Corporation shall call same or (b) the holders of at least fifty percent (50%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting shall sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, including all statements necessary to make any statement of such purpose not incomplete, false or misleading, and include any other information specified in Schedule 14A, Rule 14a-3, Rule 14a-8, or Rule 14a-11 of the Rules and Regulations of the Securities and Exchange Commission. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders' meeting.

     2.3  Place of Meeting. The Board of Directors may designate the place of
          ----------------
meeting for any annual meeting or for any special meeting of the shareholders called by the Board of Directors or the President. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

     2.4  Notice of Meeting; Waiver.
          -------------------------

          (a)  Notice.  Written or printed notice, stating the place, day and
               ------
hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all shareholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.1 of these Bylaws.
                                     -----------

          (b)  Waiver.  A shareholder may waive any notice required by law, the
               ------
Corporation's Charter (the "Charter") or these bylaws before or after the date and time stated in such notice. Except as provided in the next sentence, the waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     2.5  Shareholders' List.  After the record date for a meeting has been
          ------------------
fixed, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. Such list will show the address of and number of shares held by each shareholder. The shareholders' list will be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Tennessee Business Corporation Act (the "TBCA"), to copy the list, during regular business hours and at his expense, during the period it is available for inspection.

     2.6  Voting of Shares.  Unless otherwise provided by the TBCA or the
          ----------------
Charter, each outstanding share of Common Stock is entitled to one (1) vote on each matter voted on at a shareholders' meeting. Unless otherwise provided in the Charter, directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present.

     2.7  Proxies.  A shareholder may vote his or her shares in person or by
          -------
proxy. A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment either personally or through an attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     2.8  Acceptance of Shareholder Documents.  If the name signed on a
          -----------------------------------
shareholder document (a vote, consent, waiver or proxy appointment) corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept such shareholder document and give it effect as the act of the shareholder. If the name signed on such shareholder document does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such shareholder document and to give it effect as the act of the shareholder if:

          (a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

          (b) the name signed purports to be that of a fiduciary representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such shareholder document;

          (c) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to such shareholder document;

          (d) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to such shareholder document; or

          (e) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

     The Corporation is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory's authority to sign for the shareholder.

     2.9  Action Without a Meeting.  Action required or permitted by the TBCA
          ------------------------
to be taken at a shareholders' meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at such meeting is the act of the shareholders.

     The action must be evidenced by one (1) or more written consents describing the action taken, at least one of which is signed by each shareholder entitled to vote on the action in one (1) or more counterparts, indicating such signing shareholder's vote or abstention on the action and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records.

     If the TBCA or the Charter requires that notice of a proposed action be given to nonvoting shareholders and the action is to be taken by consent of the voting shareholders, then the Corporation shall give its nonvoting shareholders written notice of the proposed action at least ten (10) days before such action is taken. Such notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action.

     Notwithstanding the foregoing, if the rules of any securities exchange or market on which the Corporation's shares or securities are traded shall not permit the taking of action without a meeting, then, for so long as such rules shall apply to the Corporation, the provisions of this Section 2.9 shall be of no force and effect.

     2.10  Presiding Officer and Secretary. At every meeting of the
           -------------------------------
shareholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice-Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries a person appointed by the Chairman shall act as secretary of the meeting.

     2.11  Notice of Nominations.  Nominations for the election of directors
           ---------------------
may be made by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations or by any shareholder entitled to vote in the election of directors generally. However, any such shareholder nomination may be made only if written notice of such nomination has been given, either by personal delivery or the United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty (120) days in advance of the anniversary date of the proxy statement for the previous year's annual meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors called other than by written request of a shareholder, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders, and (c) in the case of a special meeting of shareholders duly called upon the written request of a shareholder to fill a vacancy or vacancies (then existing or proposed to be created by removal at such meeting), within ten
(10) business days of such written request. In the case of any nomination by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, compliance with the proxy rules of the Securities and Exchange Commission shall constitute compliance with the notice provisions of the preceding sentence.

     In the case of any nomination by a shareholder, each notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder; and (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The President, Chief Executive Officer, or chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     2.12  Notice of New Business.  At any annual meeting of the shareholders
           ----------------------
only such new business shall be conducted, and only such proposals shall be acted upon, as have been properly brought before the meeting. To be properly brought before the annual meeting, such new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and the proposal and the shareholder must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation within the time limits specified by Rule 14a-8.

     A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any financial interest of the shareholder in such proposal.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.13. The President, Chief Executive Officer, or chairman
              ------------
of the meeting shall, if the facts warrant, determine and declare to the meeting that new business or any shareholder proposal was not properly brought before the meeting in accordance with the provisions of this Section 2.13, and if he or
                                                      ------------
she should so determine, he or she shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     2.13  Conduct of Meetings.  Meetings of the shareholders shall follow
           -------------------
accepted rules of parliamentary procedure subject to the following:

     (a) The Chairman of the Board, Vice Chairman of the Board, the President, the Vice President, or chairman of the meeting shall have absolute authority over the matters of procedure, and there shall be no appeal from the ruling of such individual. If, in his or her absolute discretion, the chairman of the meeting deems its advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall state the rules under with the meeting or appropriate part thereof shall be conducted.

     (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman of the meeting may quit the chair and announce the adjournment of the meeting, and upon so doing, the meeting will immediately be adjourned.

     (c) The chairman of the meeting may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

     (d) The resolution or motion shall be considered for a vote only if proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

     (e) Except as the chairman of the meeting may permit, no matter shall be presented to the meeting which has not been submitted for inclusion in the agenda at least thirty (30) days prior to the meeting.

     2.14.  Inspectors.  At any meeting of shareholders, the Chairman of the
            ----------
meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima
                                                                         -----
facie evidence thereof.
-----

                                  ARTICLE III
                              BOARD OF DIRECTORS

     3.1  General Powers. The business and affairs of the Corporation shall be
          --------------
managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these Bylaws required to be exercised or done by the shareholders.

     3.2  Number, Tenure and Qualification.  Subject to the rights of the
          --------------------------------
holders of any series of Preferred Stock to elect directors under specified circumstances, the Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members unless otherwise determined from time to time by resolution adopted by the affirmative vote of at least eighty percent (80%) of the members of the Board of Directors. However, the number of directors shall never be less than the minimum number required by the TBCA. A director need not be a shareholder. Directors shall be divided into three (3) classes as nearly equal in number as possible. The initial term of Class I directors shall expire at the annual shareholder meeting in 1999; the initial term of Class II directors shall expire at the annual shareholder meeting in 2000; and the initial term of the Class III directors shall expire at the annual shareholder meeting in 2001. At each annual shareholder meeting, the shareholders shall elect one or more directors to serve a three-year term of the class of directors whose term is expiring at such annual meeting and until their successors are elected and qualify.

     3.3  Changes in Number; Vacancies. Subject to applicable law and the
          ----------------------------
rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of shareholders at which the term of the class to which they have been elected expires. At all times all classes of Directors shall be as nearly equal in number as possible. If, consistent with the concept that the three classes of Directors shall be as nearly equal in number as possible, any newly-created directorship may be allocated to more than one class, the Board of Directors shall allocate it to the available class whose term is due to expire at the earliest date following such allocation.

     3.4  Removal of Directors. Any director of the Corporation may be removed
          --------------------
from office but only for cause and only by (a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class, unless a vote of a special voting group is otherwise required by law or (b) the affirmative vote of a majority of the entire Board of Directors then in office.

     3.5  Regular Meetings. A regular meeting of the Board of Directors shall
          ----------------
be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders, or at such other place or time as the Board of Directors may determine by resolution and without other notice than such resolution. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

     3.6  Special Meetings. Special meetings of the Board of Directors shall
          ----------------
be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

     3.7  Notice. Notice of any special meeting of directors shall be given to
          ------
each director at his business or residence in writing by first-class or overnight mail or courier service, telegram or facsimile transmission, orally by telephone or by hand delivery. If mailed by first class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours prior to the time set for the meeting. If by telephone or by hand delivery, the notice shall be given at least twelve
(12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 7.9. A meeting may be
                                              -----------
held at any time without notice if all the directors are present or if those not present waive notice of the meeting.

     3.8 Action by Consent of Board of Directors. Any action required or
         ---------------------------------------
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, sign, in one or more counterparts, one or more written consents to taking such action without a meeting, stating the action so taken, and indicating each signing director's vote or abstention on the action, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     3.9 Conference Telephone Meetings. Members of the Board of Directors, or
         -----------------------------
any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     3.10  Quorum. Except as otherwise required by the Charter, a whole number
           ------
of directors equal to at least a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise required by the Charter or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     3.11  Committees. The Board of Directors may create one (1) or more
           ----------
committees, each consisting of one (1) or more members. All members of committees of the Board of Directors which exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors. The creation of a committee and the appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the Charter or these Bylaws to take action. Unless otherwise provided by the TBCA, to the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors. All such committees and their members shall be governed by the same statutory requirements and requirements contained in these Bylaws regarding meetings, action without meetings, notice and waiver of notice, quorum and voting requirements as are applicable to the Board of Directors and its members.

     3.12.  Compensation of Directors. Unless otherwise restricted by the
            -------------------------
Charter, the Board of Directors shall have the authority to fix the compensation of directors.

                                  ARTICLE IV
                                   OFFICERS

     4.1  Number, Qualifications and Designation. The officers of the
          --------------------------------------
Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 4.3
                                                                  ------------
of this Article. Any number of offices may be held by the same person, except as otherwise set forth in the TBCA. Except as otherwise set forth herein, officers may, but need not, be directors or shareholders of the Corporation.
The Board of Directors may elect from among the members of the Board a Chairman of the Board and a Vice Chairman of the Board who may be officers of the Corporation if so designated by the Board. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

     4.2 Appointment and Term of Office. The officers of the Corporation,
         ------------------------------
except those appointed by delegated authority pursuant to Section 4.3 of this
                                                          -----------
Article, shall be appointed annually by the Board of Directors, and each such officer shall hold office until the next annual meeting of directors and until a successor is appointed and qualified, or until his or her earlier resignation or removal.

     4.3  Subordinate Officers, Committees and Agents. The Board of Directors
          -------------------------------------------
may from time to time appoint such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

     4.4  Removal. Any officer or agent appointed by the Board of Directors may
          -------
be removed by the affirmative vote of a majority of the total number of directors then in office whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by another officer by delegated authority pursuant to Section 4.3 may be removed by him
                                           -----------
whenever, in his judgment, the best interests of the Corporation would be served thereby. No appointed officer shall have any contractual rights against the Corporation for compensation by virtue of such appointment beyond the date of the appointment of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

     4.5 Vacancies. A newly created elected office and a vacancy in any elected
         ---------
office because of death, resignation, or removal may be filled by the Board of

Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by another officer by delegated authority pursuant to Section 4.3 because of death, resignation, or removal may
                      -----------
be filled by such other officer.

     4.6  The Chairman and Vice Chairman of the Board. The Chairman of the
           -------------------------------------------
Board, if there be one, or in the absence of the Chairman, the Vice Chairman of the Board, if there be one, shall preside at all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may from time to time be assigned to them by the Board of Directors. To be eligible to serve, the Chairman of the Board and the Vice Chairman must be directors of the Corporation.

     4.7  The Chief Executive Officer.  The Chief Executive Officer shall
          ---------------------------
have responsibility for implementation of the policies of the Corporation, as determined and directed by the Board of Directors and for the administration of the business affairs of the Corporation.

     4.8  The Chief Operating Officer.  The Chief Operating Officer will have
          ---------------------------
the responsibilities and duties in respect of the operation of the business of the Corporation as set forth by the Board of Directors or the Chief Executive Officer.

     4.9 The Chief Financial Officer.  The Chief Financial Officer will have
         ---------------------------
responsibility for the financial affairs of the Corporation, including the financing of the Corporation's business, accounting for its assets, liabilities and operations, and the implementation and maintenance of internal accounting controls, subject to direction and control by the Chief Executive Officer and the Board of Directors (including any audit committee).

     4.10 The President. The President shall have responsibility for general
          -------------
supervision over the business, operations and affairs of the Corporation, subject, however, to the supervision by the Chief Executive Officer (if other than the President) and control of the Board of Directors. The President shall, in general, perform all duties incident to the office of president, and such other duties as from time to time may be assigned by the Chief Executive Officer and/or Board of Directors.

     4.11  The Vice Presidents. The Vice Presidents shall perform such duties
           -------------------
as may from time to time be assigned to them by the Board of Directors or by the Chief Executive Officer or the President.

     4.12  The Secretary. The Secretary, or an Assistant Secretary, shall
           -------------
attend all meetings of the shareholders and of the Board of Directors and shall record the proceedings of the shareholders and of the directors and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the Board of Directors, the Chairman thereof, or the Chief Executive Officer.

     4.13  The Treasurer. The Treasurer, or an Assistant Treasurer, shall have
           -------------
or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; whenever so required by the Board of Directors, shall render an account showing his or her transactions as treasurer and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer.

     4.14  Officers' Bonds. No officer of the Corporation need provide a bond
           ---------------
to guarantee the faithful discharge of the officer's duties unless the Board of Directors shall by resolution so require a bond in which event such officer shall give the Corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of office.

     4.15  Salaries. The salaries of the officers and agents of the Corporation
           --------
appointed by the Board of Directors shall be fixed from time to time by the Board of Directors.

                                   ARTICLE V
                    CERTIFICATES OF SHARES, TRANSFER, ETC.

     5.1  Form and Issuance.
          -----------------

          (a)  Issuance.  The shares of the Corporation shall be represented by
               --------
certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of shares represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form.

          (b)  Form and Records. Share certificates of the Corporation shall be
               ----------------
in such form as approved by the Board of Directors. The share record books and the blank share certificate books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose. The share certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued.

          (c)  Signatures. Any of or all the signatures upon the share
               ----------
certificates of the Corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any stock certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

     5.2 Transfer. The Corporation may appoint from time to time a transfer
         --------
agent, who may, among other things, maintain any share register and transfer books and effect transfers of the Corporation's shares. Transfers of shares shall be made on the share register or transfer books of the Corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing, with signature guarantees to the extent required by law or in the sole discretion of the Corporation or any transfer agent. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Tennessee Uniform Commercial Code.

     5.3  Lost, Stolen, Destroyed or Mutilated Certificates. The Board of
          -------------------------------------------------
Directors may direct a new certificate of share or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of share to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to give the Corporation a bond sufficient to indemnify against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

     5.4  Record Holder of Shares. The Corporation shall be entitled to
          ------------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the TBCA.

     5.5  Determination of Shareholders of Record.
          ---------------------------------------

          (a)  Meetings of Shareholders. In order that the Corporation may
               ------------------------
determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than seventy (70) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A record date fixed for a shareholders' meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.

          (b)  Dividends. In order that the Corporation may determine the
               ---------
shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                  ARTICLE VI
                  INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                       OTHER AUTHORIZED REPRESENTATIVES

     6.1.  Civil Proceedings.  The Corporation shall indemnify to the fullest
           -----------------
extent permitted by Tennessee law, any individual made a party to a proceeding because such individual is or was a director, officer, employee or agent of the Corporation against liability incurred in any civil proceeding if the individual conducted himself or herself in good faith and in the case of conduct in his or her official capacity with the Corporation, the individual reasonably believed that his or her conduct was in the best interest of the Corporation, or in all other cases such individual reasonably believed that his or her conduct was at least not opposed to the best interest of the Corporation.

     6.2  Criminal Proceedings.  The Corporation shall indemnify to the fullest
          --------------------
extent permitted by Tennessee law, any individual made a party to a criminal proceeding because such individual is or was a director, officer, employee or agent of the Corporation against any liability incurred in any criminal proceeding if such individual had no reasonable cause to believe his conduct was unlawful.

     6.3  Employee Benefit Plan.  The Corporation shall indemnify to the fullest
          ---------------------
extent permitted by Tennessee law, any individual made a party to any proceeding because such individual is or was a director, officer, employee or agent of the Corporation against any liability incurred in any proceeding relating to any employee benefit plan maintained by the Corporation if his or her conduct with respect to said employee benefit plan was for a purpose he or she reasonably believed to be in the interests of the participants and the beneficiaries of the plan and his or her conduct was not opposed to the best interests of the Corporation.

     6.4  Limitations.  The termination of any proceeding by judgment, order,
          -----------
settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, employee or agent did not meet the standard of conduct required in this Article. However, the Corporation will not indemnify a director, officer, employee or agent if in connection with a proceeding by or in the right of the Corporation in which the director, officer, employee or agent was adjudged liable to the Corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The Corporation will indemnify a director, officer, employee or agent who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director, officer, employee or agent of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

     6.5  Mandatory Indemnification.  The Corporation shall indemnify a
          -------------------------
director, officer, employee or agent who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director, officer, employee or agent was a party because the director, officer, employee or agent is or was a director, officer, employee or agent of the Corporation against reasonable expenses incurred by the director, officer, employee or agent in connection with the proceeding.

     6.6  Advance for Expenses.  The Corporation shall pay for or reimburse the
          --------------------
reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding in advance of final disposition of the proceeding if the director, officer, employee or agent furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct required in this Article, furnishes the Corporation a written undertaking, executed personally or on his behalf, secured or unsecured, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and a determination is made that the facts then known to those making the determination would not preclude indemnification of said director, officer, employee or agent.

     6.7  Authorization.  A majority vote of the Board of Directors shall
          -------------
determine whether or not indemnification of a director, officer, employee or agent is permissible under the circumstances because he has met the required standard of conduct. Alternatively, a majority vote of the Board of Directors may appoint an independent special legal counsel to determine whether or not indemnification of a director, officer, employee or agent is permissible under the circumstances because he has met the required standard of conduct.

     6.8  Insurance.  The Corporation may purchase and maintain insurance on
          ---------
behalf of an individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify him against the same liability under applicable state law.

     6.9  Interpretation.  This Article shall be interpreted to allow
          --------------
indemnification of directors, officers, employees or agents to the fullest extent allowable under Title 48 of the Tennessee Code Annotated as amended from time to time.

     6.10 Insurance. The Corporation may purchase and maintain insurance on
          ---------
behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

     6.11 Scope of Article. The indemnification of authorized representatives
          ----------------
and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

     6.12 Reliance on Provisions. Each person who shall act as an authorized
          ----------------------
representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

                                  ARTICLE IX
                              GENERAL PROVISIONS

     7.1  Dividends. Subject to the restrictions contained in the TBCA and any
          ---------
restrictions contained in the Charter, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation.

     7.2 Contracts. Except as otherwise required by law, the Charter, or these
         ---------
Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, if an executive officer, the President or any Vice President may execute bonds, contracts, deeds, leases, and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chairman of the Board, if an executive officer, the President or any Vice President of the

Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

     7.3  Corporate Seal. The Corporation shall have a corporate seal, which
          --------------
shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Tennessee". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     7.4  Deposits. All funds of the Corporation shall be deposited from time to
          --------
time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

     7.5 Corporate Records.
         -----------------

          (a)  Examination by Shareholders. Every shareholder shall, upon
               ---------------------------
written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the share ledger, list of shareholders, books or records of account, and records of the proceedings of the shareholders and directors of the Corporation, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder.
In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at its registered office in Tennessee or at its principal place of business. Where the shareholder seeks to inspect the books and records of the Corporation, other than its share ledger or list of shareholders, the shareholder shall first establish (1) that the shareholder has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents; and (2) that the inspection sought is for a proper purpose. Where the shareholder seeks to inspect the stock ledger or list of shareholders of the Corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the Corporation to establish that the inspection sought is for an improper purpose.

          (b)  Examination by Directors. Any director shall have the right to
               ------------------------
examine the Corporation's share ledger, a list of its shareholders and its other books and records for a purpose reasonably related to the person's position as a director.

     7.6  Resignations. Any director or any officer, whether elected or
          ------------
appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the shareholders to make any such resignation effective.

     7.7  Proxies. Unless otherwise provided by resolution adopted by the Board
          -------
of Directors, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

     7.8  Amendment of Bylaws.  In furtherance and not in limitation of the
          -------------------
powers conferred by statute, the Board of Directors of the Corporation is expressly authorized from time to time to make, adopt, alter, amend, supplement and repeal the bylaws of the Corporation in any respect, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be made, adopted, altered, amended or repealed by the shareholders of the Corporation except by the vote of the holders of not less than sixty-six and two-thirds percent (66b%) of the outstanding shares of stock of each class and series entitled to vote upon such matter.